                                  CINERGY CORP.
                          SPECIAL PURPOSE SUBSIDIARIES
                        STATEMENTS OF INCOME (UNAUDITED)
                          QUARTER ENDED MARCH 31, 1997






                                                                     PSI            Energy                                  Cinergy
                                                                  Argentina        Argentina           CGE ECK                U.K.


                                                                                (in thousands)
Operating Revenues .......................................           $--              $--              $   --              $   --

Operating Expenses
Other operation ..........................................            --               --                  --                  --
Income Taxes .............................................            --               --                  --                  --
Taxes other than income taxes ............................            --               --                  --                  --
                                                                     -----            -----            --------            --------

Operating Income .........................................            --               --                  --                  --

Other Income and Expense - Net
Income Taxes .............................................             (89)            (158)                  3              (4,214)
Equity in Earnings of Avon Holdings ......................            --               --                  --                26,500
Other - net ..............................................             255              417                --                  (181)
                                                                     -----            -----            --------            --------
                                                                       166              259                   3              22,105

Income Before Interest and
Other Charges ............................................             166              259                   3              22,105

Other interest ...........................................            --               --                    10               1,208

Net Income ...............................................           $ 166            $ 259            $     (7)           $ 20,897

NOTE: The following companies are inactive and thus have no activity to report;
      COSTANERA POWER CORP.
      PSI T&D INTERNATIONAL, INC.
      PSI YACYRETA, INC.
      PSI POWER RESOURCE DEVELOPMENT, INC.
      PSI POWER RESOURCE OPERATIONS, INC.
      PSI INTERNATIONAL, INC.
      PSI SUNNYSIDE, INC.

                                  CINERGY CORP.
                          SPECIAL PURPOSE SUBSIDIARIES
                           BALANCE SHEETS (UNAUDITED)
                                AT MARCH 31, 1997






                                                                      PSI             Energy                               Cinergy
                                                                   Argentina        Argentina           CGE ECK              U.K.
                                                                               (in thousands)

ASSETS
Current Assets
Accounts receivable ......................................           $   122           $  --             $   --             $   --
Accounts receivable - affiliates .........................            18,207               478               --                 --
Other ....................................................                84                13               --                 --
                                                                     -------           -------           --------           --------
                                                                      18,413               491               --                 --

Other Assets
Investment in Avon Holdings ..............................              --                --                 --              593,099
Other ....................................................              --              10,705               --                  322
                                                                     -------           -------           --------           --------
                                                                        --              10,705               --              593,421

                                                                     $18,413           $11,196           $   --             $593,421

CAPITALIZATION AND LIABILITIES
Common Stock Equity
Paid-in capital ..........................................          $ 9,587          $10,705          $    --             $ 483,462
Retained earnings (deficit) ..............................            7,921              276               (507)             47,327
Cumulative foreign currency translation
adjustment ...............................................             --               --                 --                (1,166)
                                                                    -------          -------          ---------           ---------
Total common stock equity ................................           17,508           10,981               (507)            529,623

Current Liabilities
Notes payable ............................................             --               --                 --                19,000
Accounts payable .........................................               66             --                 --                   771
Accounts payable - affiliates ............................             --                 14                719               1,776
Accrued taxes ............................................              529              201               (212)              2,034
Accrued interest .........................................             --               --                 --                    15
                                                                    -------          -------          ---------           ---------
                                                                        595              215                507              23,596

Other Liabilities
Long-term bank borrowing .................................             --               --                 --                40,770
Deferred income taxes ....................................              134             --                 --                  (568)
Other ....................................................              176             --                 --                  --
                                                                    -------          -------          ---------           ---------
                                                                        310             --                 --                40,202

                                                                    $18,413          $11,196          $    --             $ 593,421

NOTE: The following companies are inactive and thus have no activity to report;
      COSTANERA POWER CORP.
      PSI T&D INTERNATIONAL, INC.
      PSI YACYRETA, INC.
      PSI POWER RESOURCE DEVELOPMENT, INC.
      PSI POWER RESOURCE OPERATIONS, INC.
      PSI INTERNATIONAL, INC.
      PSI SUNNYSIDE, INC.